    As filed with the Securities and Exchange Commission on August 1, 2000
                         Registration No.  333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            RWD TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

               Maryland                                   52-1552720
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

     10480 Little Patuxent Parkway
             Suite 1200
         Columbia, Maryland                               21044-3530
(Address of principal executive offices)                  (Zip Code)

        RWD TECHNOLOGIES, INC. AMENDED 1998 OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of plan)

 (Name, address and telephone
 number of agent for service)                             (Copy to:)
 LAURENS MACLURE, JR. ESQUIRE                RICHARD C. TILGHMAN, JR., ESQUIRE
    RWD Technologies, Inc.                  Piper Marbury Rudnick & Wolfe L.L.P.
 10480 Little Patuxent Parkway                         6225 Smith Avenue
         Suite 1200                            Baltimore, Maryland  21209-3600
Columbia, Maryland 21044-3530                           (410) 580-3000
       (410) 730-4377

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                 Proposed             Proposed
                                               Amount             Maximum              Maximum              Amount of
                                               to be              Offering            Aggregate            Registration
Title of Securities to be Registered         Registered      Price Per Unit (3)   Offering Price (3)         Fee (3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10              3,500,000 (1)(2)       $4.0625             $14,218,750              $3,754
 per share
=======================================================================================================================

(1) An aggregate of 5,500,000 shares of Common Stock may be offered or issued pursuant to the RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan, 2,000,000 of which were previously registered on Form S-8 (File No. 333-60593), and 3,500,000 of which are registered on this Form S-8.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of RWD Technologies, Inc. Common Stock reported on the Nasdaq National Market on July 27, 2000 (i.e., $4.0625 per share). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

                          INCORPORATION BY REFERENCE

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by RWD Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-60593), with respect to securities offered pursuant to the RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan, is hereby incorporated by reference.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                   EXHIBITS


EXHIBIT
NUMBER                                                       DESCRIPTION
-------                    -------------------------------------------------------------------------------
4.1                        RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan (incorporated by reference to the Company's Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 6, 2000, File No. 000-22145)

4.2                        Articles of Amendment and Restatement of the Charter (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1,
                           dated February 14, 1997 (No. 333-21779), as amended)

4.3                        Amended and Restated Bylaws (incorporated by reference to the Exhibits to the
                           Company's Registration Statement on Form S-1, dated February 14, 1997 (No.
                           333-21779), as amended)

5.0                        Opinion of counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1                       Consent of Counsel (contained in Exhibit 5.0)

23.2                       Consent of Independent Public Accountants (filed herewith)

24.0                       Power of Attorney (filed herewith)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 27th day of July, 2000.

                                         RWD TECHNOLOGIES, INC.

                                         By: /s/ Robert W. Deutsch
                                             ---------------------
                                             Robert W. Deutsch
                                             Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                              Title                                Date
---------                                              -----                                ----
/s/ Robert W. Deutsch                Chief Executive Officer, Chairman of the           July 27, 2000
--------------------------------                Board and Director
Robert W. Deutsch                          (Principal Executive Officer)

/s/ William M. Bambarger, Jr.        Vice President, Chief Financial Officer,           July 27, 2000
--------------------------------              Treasurer and Director
William M. Bambarger, Jr.          (Principal Financial and Accounting Officer)


     A majority of the Board of Directors (Bruce D. Alexander, John H. Beakes, James R. Kinney, Robert W. Deutsch, William M. Bambarger, Jr., Jerry P. Malec, Robert T. O'Connell, Kenneth J. Rebeck, Deborah T. Ung, Jeffrey W. Wendel and David Yager).

Date: July 27, 2000                      By: /s/ Robert W. Deutsch
                                             ---------------------------------
                                             Robert W. Deutsch
                                             For himself and as Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                                       DESCRIPTION
-------                                                      -----------
4.1                        RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan (incorporated by reference to the Company's Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 6, 2000, File No. 000-22145)

4.2                        Articles of Amendment and Restatement of the Charter (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1,
                           dated February 14, 1997 (No. 333-21779), as amended)

4.3                        Amended and Restated Bylaws (incorporated by reference to the Exhibits to the
                           Company's Registration Statement on Form S-1, dated February 14, 1997 (No.
                           333-21779), as amended)

5.0                        Opinion of counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1                       Consent of Counsel (contained in Exhibit 5.0)

23.2                       Consent of Independent Public Accountants (filed herewith)

24.0                       Power of Attorney (filed herewith)